    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000
                                             REGISTRATION NO. 33-
                                                                 --------------

===============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                             ---------------
                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                        ------------------------
                      21ST CENTURY INSURANCE GROUP
         (Exact name of registrant as specified in its charter)

            California                                      95-1935264
  (State or other jurisdiction of               (I.R.S. Employer Identification
  incorporation or organization)                            Number)

                         6301 OWENSMOUTH AVENUE
                    WOODLAND HILLS, CALIFORNIA 91367
                            (818) 704-3700

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ----------------------------

                     21ST CENTURY INSURANCE GROUP
                  (FORMERLY 20TH CENTURY INDUSTRIES)
                        RESTRICTED SHARES PLAN

                     ----------------------------

                         WILLIAM L. MELLICK
                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    21st CENTURY INSURANCE GROUP
                       6301 Owensmouth Avenue
                  Woodland Hills, California 91367
                           (818) 704-3700

  (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                     ----------------------------

                            WITH A COPY TO:
                        PETER F. ZIEGLER, ESQ.
                        Gibson, Dunn & Crutcher
                        333 South Grand Avenue
                     Los Angeles, California 90071
                            (213) 229-7000

                    CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                Proposed
                                                                        Proposed Maximum         Maximum        Amount of
                                                       Amount to be    Offering Price Per       Aggregate     Registration
Title of Each Class of Securities to be Registered    Registered(1)        Security(2)      Offering Price(2)      Fee
--------------------------------------------------- ------------------ -------------------- ---------------- ----------------
         Common Stock, Without Par Value                 500,000            $ 18.875           $9,437,500        $2,492
-----------------------------------------------------------------------------------------------------------------------------

(1) The 500,000 shares of Common Stock being registered hereunder are reserved for issuance pursuant to the 21st Century Insurance Group Restricted Shares Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the common stock of 21st Century Insurance Group on the New York Stock Exchange on January 10, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  21st Century Insurance Group (formerly 20th Century Industries) (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the registration statement on Form S-8 (file no. 33-02261) filed with the Securities and Exchange Commission (the "Commission") on April 4, 1996.

                  The following documents heretofore filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference and shall be deemed a part hereof:

                  (a) 21st Century Insurance Group Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) 21st Century Insurance Group Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

                  (c) 21st Century Insurance Group Definitive Proxy Statement on Form 14A filed April 15, 1999;

                  (d) 21st Century Insurance Group Annual Report of Employee Stock Purchase, Savings and Similar Plans on Form 11-K filed June 30, 1999 regarding the 21st Century Insurance Group Savings and Security Plan;

                  (e) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 317 of the General Corporation Law of California authorizes the Company to indemnify and advance expenses to, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the Company. The General Corporation Law of California also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 204 of the General Corporation Law of California permits the Company to eliminate the liability of a director for monetary damages for breaches of the director's fiduciary duty, including negligence, but not including certain acts enumerated therein.

                  Article VII of the Company's Articles of Incorporation provides that the Company is authorized to provide indemnification of its agents in excess of that expressly permitted under Section 317 of the General Corporation Law of California by bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized by the Articles of Incorporation. The provisions of Article VII of the Bylaws authorize indemnification of, and the advancement of expenses to, agents in the same circumstances and subject to the same limitations as are set forth in Section 317 and require such indemnification in the same situation as Section 317. Article VII of the Bylaws also provides that the Company may advance to its agents the expenses of defending any proceeding if the agent provides an undertaking to repay such advances upon a determination that such agent is not entitled to be indemnified as provided in such Article. Article VII of the Bylaws further provides that the Company is not obligated to indemnify any person in any circumstance where it appears that it would be inconsistent with a provision of the Articles of Incorporation, the Bylaws, a resolution of the shareholders or an agreement which prohibits or otherwise limits indemnification or if it would be inconsistent with any condition expressly imposed by a court in approving a settlement. In addition to the authorizations of indemnification provided by the Company's Articles of Incorporation and Bylaws, Article VI of the Company's Articles of

Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

                  The Company has entered into Indemnification Agreements with its directors and certain of its executive officers pursuant to which directors and officers party thereto have (i) additional rights to indemnification and rights to advancement of expenses beyond the specific provisions of California law and the Company's Articles of Incorporation and Bylaws, (ii) contractual rights to indemnification and advancement of expenses in circumstances under which such indemnification and advancement would otherwise be left to the discretion of the Company's Board of Directors, and (iii) protection from subsequent adverse changes in the indemnification provisions contained in the Company's Articles of Incorporation and Bylaws.

                  The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been directors and officers of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  5        Opinion of Legal Counsel.

                  23.1     Consent of Independent Auditors.

                  23.2 Consent of Legal Counsel (included in Exhibit 5 to this Registration Statement).

                  24 Power of Attorney (included on pages 6 and 7 of this Registration Statement).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 14th day of January, 2000.

                                  21ST CENTURY INSURANCE GROUP



                                  By: /s/ William L. Mellick
                                      --------------------------------------
                                                 William L. Mellick
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mellick, Robert
B. Tschudy and John M. Lorentz and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                       Title                                   Date
               ---------                                       -----                                   ----
/s/   John B. De Nault, III                            Director                                    January  14, 2000
------------------------------------
John B. De Nault, III


/s/   William N. Dooley                                Director                                    January  14, 2000
------------------------------------
William N. Dooley


/s/   R. Scott Foster, M.D.                            Director                                    January  14, 2000
------------------------------------
R. Scott Foster, M.D.


/s/   Roxani M. Gillespie                              Director                                    January  14, 2000
------------------------------------
Roxani M. Gillespie


/s/   William L. Mellick                               Director, President and Chief               January  14, 2000
------------------------------------                   Executive Officer (Principal
William L. Mellick                                     Executive Officer)


/s/   James P. Miscoll                                 Director                                    January  14, 2000
------------------------------------
James P. Miscoll


/s/   Robert M. Sandler                                Director                                    January  14, 2000
------------------------------------
Robert M. Sandler


/s/   Gregory M. Shepard                               Director                                    January  14, 2000
------------------------------------
Gregory M. Shepard


/s/   Howard I. Smith                                  Director                                    January  14, 2000
------------------------------------
Howard I. Smith


/s/   Robert B. Tschudy                                Senior Vice President and Chief             January 14, 2000
------------------------------------                   Financial
Robert B. Tschudy                                      Officer (Principal Financial
                                                       Officer)


                                Index to Exhibits

EXHIBIT NO.       EXHIBIT

     5            Opinion of Legal Counsel.

     23.1         Consent of Independent Auditors.

     23.2 Consent of Legal Counsel included in Exhibit 5 to this Registration Statement).

     24 Power of Attorney (included on pages 6 and 7 of this Registration Statement).